TELEPHONE +44 (0) 808 196 8324 EMAIL corporate@we.shop WeShop Holdings Limited is registered in the British Virgin Islands. Company Registration Number: 2046056. Registered Office: Mandar House, Johnsons Ghut, Tortola, British Virgin Islands, VG1110. Copyright © 2024 WeShop, All rights reserved. CLAWBACK POLICY WESHOP HOLDINGS LIMITED (The “Company”) PURPOSE WeShop Holdings Limited (the “Company”) believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Company’s Board of Directors (the “Board”) has therefore adopted this policy, which provides for the recoupment of certain executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws (this “Policy”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder, and the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). This Policy will evolve as the Company’s operations and governance framework mature and may be amended from time to time to remain compliant with applicable laws and Nasdaq rules. ADMINISTRATION This Policy shall be administered by the Compensation Committee of the Board (the “Compensation Committee”). Any determinations made by the Compensation Committee shall be final and binding on all affected individuals. COVERED EXECUTIVES This Policy applies to the Company’s current and former executive officers (as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act, the rules promulgated thereunder, and the listing standards of Nasdaq) and such other senior executives or employees who may from time to time be deemed subject to this Policy by the Compensation Committee (collectively, the “Covered Executives”). This Policy shall be binding and enforceable against all Covered Executives. As the Company grows and its governance structure evolves, the Compensation Committee may, at its discretion, expand the scope of this Policy to include additional roles or employees whose compensation is materially linked to the Company’s financial performance. Each Covered Executive shall be required to sign and return to the Company the Acknowledgement and Acceptance Form attached hereto as Exhibit A pursuant to which such Covered Executive will acknowledge that he or she is bound by the terms of this Policy; provided, however, that this Policy shall apply to, and be enforceable against, any Covered Executive and his or her successors (as specified in this Policy) regardless of whether or not such Covered Executive properly signs and returns to the Company such Acknowledgement and Acceptance Form and regardless of whether or not such Covered Executive is aware of his or her status as such. RECOUPMENT; ACCOUNTING RESTATEMENT In the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (each an “Accounting Restatement”), the Compensation Committee will reasonably promptly require reimbursement or forfe iture of the Overpayment (as defined below) received by any Covered Executive (x) after beginning service as a Covered Executive, (y) who served as a Covered Executive at any time during the performance period for the applicable Incentive-Based Compensation (as defined below), and (z) during the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement and any transition period (that results from a change in the Company’s fiscal year) within or immed iately following those three (3) completed fiscal years.

TELEPHONE +44 (0) 808 196 8324 EMAIL corporate@we.shop WeShop Holdings Limited is registered in the British Virgin Islands. Company Registration Number: 2046056. Registered Office: Mandar House, Johnsons Ghut, Tortola, British Virgin Islands, VG1110. Copyright © 2024 WeShop, All rights reserved. INCENTIVE-BASED COMPENSATION For purposes of this Policy, “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, including, but not limited to: (i) non-equity incentive plan awards that are earned solely or in part by satisfying a financial reporting measure performance goal; (ii) bonuses paid from a bonus pool, where the size of the pool is determined solely or in part by satisfying a financial reporting measure performance goal; (iii) other cash awards based on satisfaction of a financial reporting measure performance goal; (iv) restricted stock, restricted stock units, stock options, stock appreciation rights, and performance share units that are granted or vest solely or in part based on satisfaction of a financial reporting measure performance goal; and (v) proceeds from the sale of shares acquired through an incentive plan that were granted or vested solely or in part based on satisfaction of a financial reporting measure performance goal. Compensation that would not be considered Incentive-Based Compensation includes, but is not limited to: (i) salaries; (ii) bonuses paid solely based on satisfaction of subjective standards, such as demonstrating leadership, and/or completion of a specified employment period; (iii) non-equity incentive plan awards earned solely based on satisfaction of strategic or operational measures; (iv) wholly time- based equity awards; and (v) discretionary bonuses or other compensation that is not paid from a bonus pool that is determined by satisfying a financial reporting measure performance goal. A financial reporting measure is: (i) any measure that is determined and presented in accordance with the accounting principles used in preparing financial statements, or any measure derived wholly or in part from such measure, such as revenues, EBITDA, or net income or (ii) stock price and total shareholder return. Financial reporting measures include, but are not limited to: revenues; net income; operating income; profitability of one or more reportable segments; financial ratios (e.g., accounts receivable turnover and inventory turnover rates); net assets or net asset value per share; earnings before interest, taxes, depreciation and amortization; funds from operations and adjusted funds from operations; liquidity measures (e.g., working capital, operating cash flow); return measures (e.g., return on invested capital, return on assets); earnings measures (e.g., earnings per share); sales per square foot or same store sales, where sales is subject to an accounting restatement; revenue per user, or average revenue per user, where revenue is subject to an accounting restatement; cost per employee, where cost is subject to an accounting restatement; any of such financial reporting measures relative to a peer group, where the Company’s financial reporting measure is subject to an accounting restatement; and tax basis income. OVERPAYMENT: AMOUNT SUBJECT TO RECOVERY The amount to be recovered will be the amount of Incentive-Based Compensation received that exceeds the amount of Incentive- Based Compensation that otherwise would have been received had it been determined based on the restated amounts, and must be computed without regard to any taxes paid (the “Overpayment”). Incentive-Based Compensation is deemed “received” in the Company’s fiscal period during which the financial reporting measure specified in the incentive-based compensation award is attained, even if the vesting, payment or grant of the incentive-based compensation occurs after the end of that period. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in the Accounting Restatement, the amount must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received, and the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to Nasdaq. METHOD OF RECOUPMENT The Compensation Committee will determine, in its sole discretion, the method or methods for recouping any Overpayment hereunder which may include, without limitation: • requiring reimbursement of cash Incentive-Based Compensation previously paid;

TELEPHONE +44 (0) 808 196 8324 EMAIL corporate@we.shop WeShop Holdings Limited is registered in the British Virgin Islands. Company Registration Number: 2046056. Registered Office: Mandar House, Johnsons Ghut, Tortola, British Virgin Islands, VG1110. Copyright © 2024 WeShop, All rights reserved. • seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity- based awards granted as Incentive-Based Compensation; • offsetting any or all of the Overpayment from any compensation otherwise owed by the Company to the Covered Executive; • cancelling outstanding vested or unvested equity awards; and/or • taking any other remedial or recovery action permitted by law, as determined by the Compensation Committee. LIMITATION ON RECOVERY; NO ADDITIONAL PAYMENTS The right to recovery will be limited to Overpayments received during the three (3) completed fiscal years prior to the date on which the Company is required to prepare an Accounting Restatement and any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three (3) completed fiscal years. In no event shall the Company be required to award Covered Executives an additional payment if the restated or accurate financial results would have resulted in a higher Incentive-Based Compensation payment. NO INDEMNIFICATION The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive-Based Compensation. INTERPRETATION The Compensation Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and the applicable rules or standards adopted by the Securities and Exchange Commission or Nasdaq. EFFECTIVE DATE This Policy shall be effective as of the date it is adopted by the Board (the “Effective Date”) and shall apply to Incentive-Based Compensation (including Incentive-Based Compensation granted pursuant to arrangements existing prior to the Effective Date). Notwithstanding the foregoing, this Policy shall only apply to Incentive-Based Compensation received (as determined pursuant to this Policy) on or after October 2, 2023. This Policy will be reviewed at least annually by the Compensation Committee and updated as appropriate to reflect changes in applicable law, regulatory guidance, or the Company’s size and governance framework. AMENDMENT; TERMINATION The Board may amend this Policy from time to time in its discretion. The Board may terminate this Policy at any time. OTHER RECOUPMENT RIGHTS The Board intends that this Policy will be applied to the fullest extent of the law. The Compensation Committee may require that any employment or service agreement, cash-based bonus plan or program, equity award agreement, or similar agreement entered into on or after the adoption of this Policy shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, cash-based bonus plan or program, or similar agreement and any other legal remedies available to the Company. IMPRACTICABILITY

TELEPHONE +44 (0) 808 196 8324 EMAIL corporate@we.shop WeShop Holdings Limited is registered in the British Virgin Islands. Company Registration Number: 2046056. Registered Office: Mandar House, Johnsons Ghut, Tortola, British Virgin Islands, VG1110. Copyright © 2024 WeShop, All rights reserved. The Compensation Committee shall recover any Overpayment in accordance with this Policy except to the extent that the Compensation Committee determines such recovery would be impracticable because: (A) The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered; (B) Recovery would violate home country law of the Company where that law was adopted prior to November 28, 2022; or (C) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. SUCCESSORS This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. CLAWBACK POLICY ACKNOWLEDGEMENT FORM WeShop Holdings Limited By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the WeShop Holdings Limited Clawback Policy (the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgement Form (this “Acknowledgement Form”) shall have the meanings ascribed to such terms in the Policy. By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company or any of its affiliates or subsidiaries. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Overpayment or erroneously awarded incentive compensation to the Company to the extent required by, and in a manner permitted by, the Policy. For the avoidance of doubt, regardless whether the undersigned executes this Acknowledgement Form, the undersigned is subject to the terms and conditions of the Policy. A signed or electronically executed copy of this Acknowledgement Form will be retained in the Company’s personnel or compliance records. Signature Print Name Date